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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                        JB'S SPECIALTY RESTAURANTS, INC.
                                      INTO
                             JB'S RESTAURANTS, INC.

                        (Pursuant to Section 253 of the
                      General Corporation Law of Delaware)


         JB's Restaurants, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of capital stock of JB's Specialty Restaurants, Inc., a Delaware corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 15th day of October, 1993, determined to merge into itself JB's Specialty Restaurants, Inc. on the conditions set forth in such resolutions.

                RESOLVED, that JB's Restaurants, Inc. merge into
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         itself its subsidiary, JB's Specialty Restaurants, Inc., and assume all of said subsidiary's liabilities and obligations; and FURTHER RESOLVED, that the President and Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said JB's Specialty Restaurants, Inc. into this Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of the State of Delaware and a certified copy thereof in the office of the Recorder of Deeds of New Castle County.

         IN WITNESS WHEREOF, said JB's Restaurants, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Clark D. Jones, its President, and Charlotte L. Miller, its Secretary, this 15th day of October, 1993.

                                        JB'S RESTAURANTS, INC.

                                        By:   /s/ Clark D. Jones
                                              -------------------------
                                              Clark D. Jones, President


ATTEST:






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By:      /s/ Charlotte L. Miller
         ------------------------------
         Charlotte L. Miller, Secretary





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